UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  June 6, 2013
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 6, 2013, Diebold, Incorporated (the “Company”) announced that its Board of Directors elected Andreas (Andy) W. Mattes as the Company's President and Chief Executive Officer, effective as of June 6, 2013. The Board of Directors of the Company also elected Mr. Mattes as a member of the Board, effective as of June 6, 2013.
Henry D.G. Wallace, currently the executive Chairman of the Board of Directors of the Company, will continue to act as the Company's principal executive officer until he assumes the role of non-executive Chairman of the Board of Directors of the Company effective as of August 15, 2013, at which time Mr. Mattes will become the Company's principal executive officer.
Mr. Mattes, age 52, most recently served as senior vice president, global strategic partnerships of Violin Memory, a manufacturer of flash memory computer storage systems. From May 2011 until joining Violin Memory in 2013, Mr. Mattes was an independent corporate advisor and consultant specializing in advising executives and boards on growth strategies, restructuring and mergers and acquisitions in the information technology (“IT”) and communications industry. Mr. Mattes served in a variety of roles at Hewlett-Packard, a technology company with a portfolio that spans printing, personal computing, software, services and IT infrastructure, from 2006 until May 2011, including serving as its senior vice president and general manager, enterprise services - Americas from 2009 until May 2011. Prior to joining Hewlett-Packard, Mr. Mattes was with Siemens, a global leader in electrical engineering and electronics, from 1985 until December 2005. Additionally, Mr. Mattes served on the boards of directors of Radvision Ltd. from 2001 until 2008 and MphasiS Limited from 2008 until 2010.
In connection with his election as the Company's President and Chief Executive Officer, on June 6, 2013, the Company and Mr. Mattes entered into an employment agreement (the “Employment Agreement”). The Employment Agreement has an initial term of two years and automatically renews for one-year terms unless a party gives the other party at least six months' notice of non-renewal prior to the scheduled expiration date. Pursuant to the terms of the Employment Agreement, Mr. Mattes is entitled to receive an annual base salary of at least $775,000 and will be eligible for annual incentive awards as determined by the Company in its sole discretion, provided that for 2013, any annual incentive award for Mr. Mattes will be paid on a pro rata basis, based upon a guaranteed minimum payout of at least 100% of the target opportunity. Mr. Mattes will also be granted $500,000 of the Company's common shares that will be subject to an obligation to repay such common shares (or equivalent value) to the Company, provided that such repayment obligation will expire (i) with respect to 50% of the total number of common shares granted to Mr. Mattes, on the first anniversary of the date of the Employment Agreement so long as Mr. Mattes remains continuously employed by the Company until such date and (ii) with respect to the remaining 50% of the total number of common shares granted to Mr. Mattes, on the second anniversary of the date of the Employment Agreement so long as Mr. Mattes remains continuously employed by the Company until such date. Additionally, Mr. Mattes will be eligible to participate in the Company's long-term equity incentive plan as determined by the Company in its sole discretion.
Under the terms of the Employment Agreement, if Mr. Mattes is terminated without cause or Mr. Mattes terminates his employment for “good reason” (as defined in the Employment Agreement), in either case other than in the two-year period following a “change in control” (as defined in the Employment Agreement), assuming Mr. Mattes satisfies certain conditions, Mr. Mattes will be entitled to receive, among other things, (i) a lump sum amount equal to any unpaid salary and accrued vacation pay and unreimbursed business expenses, (ii) a lump sum amount equal to two times Mr. Mattes' annual base salary and annual incentive award at target for the calendar year that includes the date of termination (iii) a lump sum amount, if any, equal to the actual annual incentive that would have been payable to Mr. Mattes for the calendar year that includes the date of termination based on the Company's actual performance against applicable goals and Mr. Mattes' personal goals/key initiatives, based on his assumed target level performance, as if he had remained employed through the end of such calendar year, with any such amount being adjusted on a pro rata basis and (iv) continuation of medical, dental, vision and Company-paid basic life insurance coverage for 24 months, and (A) any outstanding and unvested stock options and stock appreciation rights (“SARs”) will immediately vest, (B) any restrictions on unvested shares of restricted stock and unvested restricted stock units (“RSUs”) will immediately lapse with such shares and RSUs becoming non-forfeitable on a pro rata basis and (C) all unearned performance shares and performance units will be paid out on a pro rata basis.
In connection with a change in control, the term of Mr. Mattes' employment automatically will be extended to the second anniversary of the change in control. If, during the two-year period following a change in control, Mr. Mattes is terminated without cause or Mr. Mattes terminates his employment for good reason, assuming Mr. Mattes satisfies certain conditions, Mr. Mattes will be entitled to receive, among other things, (i) a lump sum amount equal to any unpaid salary and accrued vacation pay and unreimbursed business expenses, (ii) a lump sum amount equal to two times Mr. Mattes' annual base salary and annual incentive award at target for the calendar year that includes the date of termination, (iii) a lump sum amount, if any, equal to the actual annual incentive that would have been payable to Mr. Mattes for the calendar year that includes the date of termination based on the Company's actual performance against applicable goals and Mr. Mattes' personal goals/key initiatives, based on his assumed target level performance, as if he had remained employed through the end of such calendar year, with any such amount being adjusted on a pro rata basis, and (iv) continuation of medical, dental, vision and Company-paid basic life insurance coverage for 24 months, and (A) any outstanding and unvested stock options and SARs will immediately vest, (B) any restrictions on unvested shares of restricted stock and unvested RSUs will immediately lapse with such shares and RSUs becoming non-forfeitable and (C) all unearned performance shares and performance units will become non-forfeitable at 100% of target.
The Employment Agreement provides that Mr. Mattes will not (i) compete with the Company for a period of two years after the termination of his employment or (ii) solicit employees of the Company for a period of three years after the termination of his employment.
The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
Description
10.1	Executive Employment Agreement, dated as of June 6, 2013, by and between Diebold, Incorporated and Andreas W. Mattes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
June 6, 2013	By:	/s/ Chad F. Hesse
		Name:	Chad F. Hesse
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number
Description
10.1	Executive Employment Agreement, dated as of June 6, 2013, by and between Diebold, Incorporated and Andreas W. Mattes.